UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RMR Asia Pacific Real Estate Fund

(Exact name of registrant as specified in its charter)

Delaware	20-4649929
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Centre Street

Newton, Massachusetts  02458

(Address of principal executive office) (ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares of Beneficial Interest	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-156412

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The section captioned “Proposal 1 and Proposal 2: Reorganizations of Old RAP and RAF with New RAP” in the Registrant’s definitive prospectus filed on April 10, 2009 pursuant to Rule 497 of the General Rules and Regulations under the Securities Act of 1933, is incorporated herein by reference.

Item 2.    Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RMR Asia Pacific Real Estate Fund

Date: June 17, 2009	By:	/s/ Karen Jacoppo-Wood
Name: Karen Jacoppo-Wood
Title: Vice-President and Assistant Secretary